                                                                    EXHIBIT 23-5
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                        Consent of Independent Auditors
                        -------------------------------


The Board of Directors and Shareholders
of Cablevision:

We consent to the incorporation by reference in the registration statement on Form S-8 of Tele-Communications, Inc. of our report dated March 24, 1995, relating to the combined balance sheets of Cablevision (A combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A., and Univent's S.A.) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994, which appear in the Current Report on Form 8-K of Tele-Communications, Inc. dated April 20, 1995, as amended.

                                       /s/ KPMG FINSTERBUSCH PICKENHAYN SIBILLE
                                       KPMG FINSTERBUSCH PICKENHAYN SIBILLE

Juan Carlos Pickenhayn
Partner


Buenos Aires, Argentina
November 30, 1995